                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the following documents:

Our report dated January 17, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Stockholders of International Business Machines Corporation, which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 2001;

Our report dated January 17, 2002, relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K; and

Our report dated June 28, 2001, relating to the financial statements of the IBM Tax Deferred Savings Plan 401(k), which appears in IBM's Annual Report on Form 11-K for the fiscal year ended December 31, 2000.





                                         /S/  PRICEWATERHOUSECOOPERS LLP
                                         -------------------------------

                     PRICEWATERHOUSECOOPERS LLP
                     NEW YORK, NEW YORK
                     MAY 7, 2002